                                                                             Confidential

Exhibit 99.2

Date: __/__/05

To:

From:

Subject:                                                                                                   2005-2007 Performance Unit
                                                                                                                Agreement -Under the 1998
                                                                                                                Equity Ownership Plan of Entergy
                                                                                                                Corporation and Subsidiaries (As
                                                                                                                Amended and Restated Effective
                                                                                                                for Grants and Elections After
                                                                                                                February 13, 2003)

            I am pleased to inform you on behalf of Entergy Corporation (the "Company") that pursuant to the 1998 Equity Ownership Plan of Entergy Corporation and Subsidiaries (As Amended and Restated Effective for Grants and Elections After February 13, 2003)(the "Plan"), you are eligible at Target (as defined below) to receive ____ performance units (the "Performance Units") for the performance period commencing January 1, 2005 and ending December 31, 2007 (the "Performance Period"), subject to the following terms and conditions:

1.         Effective Date of Agreement: Unless you file a written objection in accordance with Section 8 below, this Performance Units Agreement is effective the later of: (a) January 1, 2005, or (b) the first day of the month following your employment commencement date with a System Company (as defined in the Plan) at a System Management Level making you eligible to participate in the Plan's 2005-2007 Performance Unit Program ("2005-2007 LTIP"), or (c) the first day of the month following your promotion to a System Management Level making you eligible to participate in the 2005-2007 LTIP. Notwithstanding the foregoing and in addition to any other eligibility requirements set forth herein, to be eligible to participate in the 2005-2007 LTIP and, therefore, to be eligible for any Performance Units awarded pursuant to the 2005-2007 LTIP, the date set forth in this Section 1(b) or (c) above, if applicable, must occur no later than January 1, 2007.

2.         Achievement Levels: The Personnel Committee of the Board of Directors (the "Committee") shall determine the achievement level attained by the Company for the Performance Period (the "Achievement Level"). The Achievement Level shall be determined by comparing the Company's "total shareholder return" for the Performance Period to that of the peer group companies comprising the S&P Electric Utilities Index. For this purpose, "total shareholder return" includes the following:

  the difference between the market price of the Company's Common Stock at the beginning and the end of the Performance Period, the dividends received during the Performance Period, and
  the investment return on dividends received during the Performance Period, as if those dividends were reinvested in the Company's Common Stock.

The possible Achievement Levels for the Performance Period shall be as follows:

  "No Payment" - less than the total return for the bottom of the 3rd quartile of the peer group ;
  "Minimum" - equal to the total return for the bottom of the 3rd quartile of the peer group ;
  "Target" - equal to the total return for the bottom of the 2nd quartile of the peer group ; and
  "Maximum" - equal to the total return for the bottom of the top quartile of the peer group .

Achievement levels between Minimum and Target and between Target and Maximum will be interpolated.

3.         Performance Units Earned: The actual number of Performance Units awarded to you under this Agreement, if any, shall be calculated by the Committee at the end of the Performance Period and shall be based on the Company's attained Achievement Level for the Performance Period. If you remain a full-time employee of a System Company (as defined in the Plan) for the remainder of the Performance Period and at your current System Management Level, you will earn Performance Units as follows:

"No Payment" Achievement Level --	-0-	Performance Units
"Minimum" Achievement Level --		Performance Units
"Target" Achievement Level --		Performance Units
"Maximum" Achievement Level --		Performance Units

For Achievement Levels between Minimum and Target and between Target and Maximum, Performance Unit awards will be interpolated.

Except as otherwise provided under this Agreement, you must be a full-time employee of a System Company at the end of the Performance Period in order to earn the Performance Units. For purposes of this Agreement, you will continue to be treated as a full-time employee of a System Company while you are on an approved leave of absence, including a bridge to retirement. If you die, Retire, or become Disabled during the Performance Period, you (or your heirs) will earn a prorated portion of the applicable Achievement Level of Performance Units, based on your full months of full-time employment at an eligible System Management Level during the Performance Period.

Please also note that, while you are only required to remain employed through December 31, 2007, you are not entitled to receipt of and do not vest in any Performance Units and/or any dividends that have accrued on those units unless and until the Personnel Committee has certified the Achievement Level after the close of the Performance Period.

If you remain at an eligible System Management Level, but your System Management Level changes during the Performance Period, the number of Performance Units, if any, awarded to you will be prorated to reflect the number of full months you earned Performance Units at each System Management Level. If your promotion or demotion to a new System Management Level is effective on a date other than the first day of a calendar month, the number of Performance Units, if any, awarded to you with respect to the transition month will be calculated (i.e. prorated) based on your prior System Management Level. If you are demoted below an eligible System Management Level during the Performance Period, but remain employed by a System Company for the duration of the Performance Period, the number of Performance Units, if any, awarded to you will be prorated to reflect the number of full months you earned Performance Units at an eligible System Management Level.

Notwithstanding the foregoing provisions of this Section 3 to the contrary, Section 4, instead of this Section 3, shall apply (a) if you are a System Management Participant (as defined in the Plan) and experience a Qualifying Event (as defined in the Plan), or (b) if the award and vesting of Performance Units at a specified Achievement Level is accelerated pursuant to a written and executed agreement with a System Company.

4.         Accelerated Vesting of Performance Units: Notwithstanding Section 3 to the contrary, (a) if you are a System Management Participant (as defined in the Plan) whose System employment is terminated due to a Qualifying Event (as defined in the Plan), you shall be deemed to have earned (and therefore shall immediately vest in) the "Target" Achievement Level Performance Units set forth above, plus Dividend Equivalents (as defined below) through such date; or (b) if you are party to a written, executed agreement with a System Company, such agreement may provide that, upon the occurrence of certain events, you shall be deemed to have earned (and therefore shall immediately vest in) Performance Units at one of the Achievement Level Performance Units set forth above (as specified in such written, executed agreement), plus Dividend Equivalents (as defined below) through such date, which provision shall govern your rights regarding the Performance Units.

5.         Dividend Equivalents: If you are awarded Performance Units pursuant to this Agreement, you will also be awarded the accumulated cash dividend equivalents attributable to such awarded Performance Units. The cash dividend equivalents with respect to each awarded Performance Unit will be equal to all dividends paid with respect to a share of Common Stock between the beginning of the Performance Period and the end of the Performance Period, or the deferred payment date described in Section 6(b), if applicable ("Dividend Equivalents").

6.         Payment of Performance Units:

            (a) Except as otherwise elected by you pursuant to Section 6(b) of this Agreement, as soon as reasonably practicable following the date on which the Committee determines the number of Performance Units, if any, to be awarded to you under this Agreement, the Company shall pay to you a cash amount equal to the sum of (i) the Fair Market Value of a share of Common Stock on the last day of the Performance Period, multiplied by the number of Performance Units which vested on such date, and (ii) the Dividend Equivalents amount payable with respect to such awarded Performance Units, less all applicable income tax and employment tax amounts required to be withheld in connection with such payment.

            (b) The Committee has made available to you the ability to defer gain associated with any awarded Performance Units and Dividend Equivalents, provided you make a timely deferral election in accordance with the terms and conditions of the Plan or the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries ("EDCP"). If you timely elect a deferred payment date, all Performance Units and Dividend Equivalents (less any FICA and Medicare taxes due on such award) will be reinvested in accordance with the Plan or the EDCP, as applicable, and your instruction. If you timely elect a deferred payment date, then as of such deferred payment date, the Company shall pay to you a cash amount equal to the Fair Market Value of your account less all applicable income tax and employment tax amounts required to be withheld in connection with such payment.

7.         Termination of Performance Units: Except as otherwise provided herein, the Performance Units (and any Dividend Equivalents) shall terminate on the date on which your full-time System employment terminates.

8.         Objection to Performance Units: If for any reason you do not wish to be eligible for the Performance Units that may be granted pursuant to this Agreement, you must file a written objection with the HR Service Center on or before June 9, 2005. If you do not file a written objection with the HR Service Center by such date, you shall be deemed to have accepted this Agreement as of the applicable effective date set forth in Section 1 above, subject to all terms and conditions.

9.         Performance Units Nontransferable: Performance Units awarded pursuant to this Agreement may not be sold, exchanged, pledged, transferred, assigned, or otherwise encumbered, hypothecated or disposed of by you (or your beneficiary) other than by will or laws of descent and distribution.

10.         Governing Law: This Agreement shall be governed by and construed according to the laws of the State of Louisiana without regard to its principles of conflict of laws.

11.         Incorporation of Plan: The Plan is hereby incorporated by reference and made a part hereof, and the Performance Units, Dividend Equivalents and this Agreement shall be subject to all terms and conditions of the Plan (including but not limited to Sections 3, 7, 9, 10 and, if applicable, Section 11 thereof), a copy of which is posted on the Company's intranet under the Compensation icon on the Human Resources & Administration Home page. Any capitalized term which is not defined in this Agreement shall have the meaning set forth in the Plan.

12.         Amendments: This Agreement may be amended or modified at any time only by an instrument in writing signed by the parties hereto. The Plan may be amended, modified or terminated only in accordance with its terms.

13.         Rights as a Shareholder: Neither you nor any of your successors in interest shall have any rights as a stockholder of the Company with respect to any Performance Unit or Dividend Equivalents.

14.         Agreement Not a Contract of Employment: Neither the Plan, the granting of the Performance Units and/or Dividend Equivalents, this Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that you have a right to continue as an employee of any System Company for any period of time or at any specific rate of compensation.

15.         Authority of the Committee: The Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

16.         Definitions: The following words shall have the respective meanings under the Agreement as hereinafter set forth. (a) "Disabled" shall mean due to illness or accident, you are unable to work and are receiving benefits under a Company-sponsored long-term disability plan. (b) "Retire" shall mean you retire directly from the service of a System Company (i) after attaining early retirement age with ten or more years of service in cases where you immediately thereafter commence early retirement income benefits under the terms of a Company-sponsored qualified defined benefit pension plan, or (ii) in cases where you immediately thereafter commence normal or delayed retirement income benefits under such pension plan.